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                                                                  Exhibit 24.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (to be filed on or about February 25, 1994) and related Prospectus of Capstead Mortgage Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 26, 1993, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                      Ernst & Young

Dallas, Texas
February 25, 1994